Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement No. 333-XXXXX of Lennar Corporation on Form S-4 of our reports dated February 27, 2004, appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida
June 29, 2004